                                                                     EXHIBIT 1.2
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    OL
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             Notaries
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                     OLIVEROS LARA
             Notaries 45 and 75

                     Atty. Rafael Oliveros Lara

                     Atty. Javier Oliveros Lara

                     THIRD OFFICIAL TRANSCRIPT

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    Montes Urales No. 735 Col. Lomas de Chapultepec Mexico, D.F.- C.P. 11000
         Telephones: 5520-0661, 5520-0662 and 5520-0392- Fax: 5520-1200

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]

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DOCUMENT. No. 55,871
BOOK No. 1,151

                            THIRD OFFICIAL TRANSCRIPT

   OF THE DOCUMENT CONTAINING: THE NOTARIZATION OF THE RESOLUTION TAKEN OUT OF
    MEETING BY THE PARTNERS OF "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL
                               COMPANY.-----------

RMOL*gdn

[header on alternating pages:]

[LIC. RAFAEL MANUEL OLIVEROS LARA UNITED MEXICAN STATES NOTARY PUBLIC FEDERAL DISTRICT MEXICO SEAL]

                                                    Atty. Rafael Oliveros Lara

                  A.         Notaries               Atty. Javier Oliveros Lara
                  ----------------------------------
                       1.    OLIVEROS LARA
                  B.   Notaries 45 and 75  Mexico,
                       Federal District

                 BOOK NUMBER ONE THOUSAND ONE HUNDRED FIFTY-FIVE
                      DOCUMENT FIFTY SIX THOUSAND FORTY-ONE

IN MEXICO CITY on August twenty-one, two thousand two, BEFORE ME, ATTORNEY RAFAEL MANUEL OLIVEROS LARA, Notary Public, Head of Notary Office number forty-five of this City, appears MRS. MARIA AZUCENA DOMINGUEZ COBIAN, in her capacity of Special Delegate of "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, and she requests me to notarize the Resolution taken out of Meeting by the partners of the company in question on July thirty, two thousand two, and the person who appears exhibits to me three pages of text written on one side. Pursuant to the wishes of the person who appears, I notarize the resolution mentioned above, which I transcribe below:

                           "INNOVA, S. DE R.L. DE C.V.

         RESOLUTION ADOPTED OUT OF MEETING BY THE PARTNERS OF INNOVA, S. DE R.L. DE C.V. (THE "COMPANY"), PURSUANT TO ARTICLE 82 (EIGHTY-TWO) OF THE GENERAL LAW OF MERCANTILE COMPANIES, AND ARTICLE SIXTEEN, SECTION O) OF THE CORPORATE BYLAWS IN FORCE FOR THE COMPANY.

         On July 30 (thirty), 2002 (two thousand two), SKY-DTH, S. de R.L. de C.V., News DTH (Mexico) Investment Ltd., Liberty Mexico DTH, Inc., in their capacity of partners of the Company, unanimously decided to adopt the following resolutions:

                                 RESOLUTION ONE

         In order to comply with official letter No. 514.113.01.23547 (five hundred fourteen point one hundred thirteen point zero one point twenty-three thousand five hundred forty-seven) dated November 30 (thirty), 2001 (two thousand one), issued by the General Office of Foreign Investments of the Ministry of the Economy, it is resolved to amend Article Six of the Corporate Bylaws, adding a paragraph c) and a last paragraph, so that from this date forward it will be as follows:

         ARTICLE SIX. Capital, Series and Classes.

         The capital stock is variable. The minimum or fixed capital is the amount of eight hundred twenty-seven million seven hundred fifty thousand pesos, zero, zero, slash, one hundred, National Tender, fully subscribed and paid-in. The variable capital is unlimited.

         The shares into which the capital stock is divided may be an unequal amount, but in any event they must be one hundred pesos, zero, zero, slash, one hundred, National Tender or a multiple of that amount.

         The shares representing the minimum or fixed capital will be identified as Class "I" shares, and the shares representing the variable capital will be identified as Class "II" shares. The shares representing the minimum or fixed capital (Class "I") and the shares representing the variable capital (Class "II") may be divided in turn into three series with the rights and corporate obligations that are mentioned in these Bylaws, as follows:

         a. Series "A" will be composed of Sub-Series A-1 (A dash one) and A-2 (A dash 2) and will be integrated by common stock that will initially represent sixty percent of the total capital stock. Series "A" shares may only be subscribed by Mexican nationals and, therefore, the Company will not admit foreign investors as partners holding series "A" shares;

         b. Series "B" will be composed of Sub-Series B-1 (B dash one) and B-2 (B dash 2) and will be integrated by common stock that will initially represent forty percent of the total capital stock. Series "B" shares will be freely subscribed, therefore they may be acquired by Mexican investors and by foreign individuals and companies or by the persons, companies or entities included in Article Two, Section III, of the Foreign Investment Law; And

         c. Series "N" will be made up of all special shares that may be issued and considered as neutral investment for the effects of the Foreign Investment Law, after authorized by the Ministry of the Economy.

         In accordance with the authorization from the Ministry of the Economy, dated November 30 (thirty) 2001 (two thousand one), the company may issue series N shares representing up to eighty percent (80%) of the company's capital stock, considered as neutral investment for the effects of the Foreign Investment Law, and they will convey economic rights and voting rights only at shareholders' meeting dealing with the matters described in article 113 (one hundred thirteen) of the General Law of Mercantile Companies".

                                 RESOLUTION TWO

         Juan Sebastian Mijares Ortega, Azucena Dominguez de San Martin, Emilio Carrillo Gamboa and Armando Javier Martinez Benitez are designated special delegates of the Company so that they, jointly or individually, may represent the Company in the notarization of these resolutions adopted out of meeting with the notary public of their choice and, in general, so that they may perform all acts needed to comply with the agreements adopted herein.

                                RESOLUTION THREE

         The Secretary of the Company is instructed to transcribe these resolutions adopted out of meeting in the Company's Minutes book.

         SKY DTH, S. de R.L. de C.V. By: JULIO BARBA HURTADO.- Title:
Representative.- (signed).- By: EFREN YABER JIMENEZ.- Title: Representative.- (signed).

         LIBERTY MEXICO DTH, INC.- By: David A. Jensen.- Title: Vice President.- (signed).

         News DTH (Mexico) Investment, Ltd.- By: David F. Devoe.- Title:
Director.- (signed)."

         I add a photocopy of the resolutions above, and I attest that it coincides truthfully to the original document I had at sight, and I add it to the appendix of the file corresponding to this document under the letter "A".

                    NATIONAL REGISTER OF FOREIGN INVESTMENTS

         The person who appears, in compliance with Articles thirty-two and thirty-four of the Foreign Investment Law, exhibits to me the Application for Registration in the National Register of Foreign Investments for the company "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, dated May twenty-nine, two thousand two, folio number one hundred eight thousand two hundred fifteen slash fifteen thousand eight hundred fourteen, issued by the General Office of Foreign Investment.- I add a photocopy of the document mentioned above to the appendix in the file corresponding to this document under the letter "B".

         The above having been stated, the person who appears grants the following:

                                     CLAUSES

         ONE.- MRS. MARIA AZUCENA DOMINGUEZ COBIAN, in her capacity of Special Delegate of the resolution taken out of meeting by the Partners of "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, dated July thirty, two thousand two, notarizes it for all applicable legal effects.

         TWO.- By this instrument "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, represented by its Special Delegate MRS. MARIA AZUCENA DOMINGUEZ COBIAN, formalizes the AMENDMENT of ARTICLE SIX of the Corporate Bylaws to read as mentioned above, in accordance with resolution one taken in connection with the resolutions that have been transcribed herein and that is mentioned as follows:

         "ARTICLE SIX. Capital Series and Classes.

         The capital stock is variable. The minimum or fixed capital is the amount of eight hundred twenty-seven million seven hundred fifty thousand pesos, zero, zero, slash, one hundred, National Tender, fully subscribed and paid-in. The variable capital is unlimited.

         The shares into which the capital stock is divided may be an unequal amount, but in any event they must be one hundred pesos, zero, zero, slash, one hundred, National Tender or a multiple of that amount.

         The shares representing the minimum or fixed capital will be identified as Class "I" shares, and the shares representing the variable capital will be identified as Class "II" shares. The shares representing the minimum or fixed capital (Class "I") and the shares representing the variable capital (Class "II") may be divided in turn into three series with the rights and corporate obligations that are mentioned in these Bylaws, as follows:

         a. Series "A" will be composed of Sub-Series A-1 (A dash one) and A-2 (A dash 2) and will be integrated by common stock that will initially represent sixty percent of the total capital stock. Series "A" shares may only be subscribed by Mexican nationals and, therefore, the Company will not admit foreign investors as partners holding series "A" shares;

         b. Series "B" will be composed of Sub-Series B-1 (B dash one) and B-2 (B dash 2) and will be integrated by common stock that will initially represent forty percent of the total capital stock. Series "B" shares will be freely subscribed, therefore they may be acquired by Mexican investors and by foreign individuals and companies or by the persons, companies or entities included in Article Two, Section III, of the Foreign Investment Law; And

         c. Series "N" will be made up of all special shares that may be issued and considered as neutral investment for the effects of the Foreign Investment Law, after authorized by the Ministry of the Economy.

         In accordance with the authorization from the Ministry of the Economy, dated November 30 (thirty) 2001 (two thousand one), the company may issue series N shares representing up to eighty percent (80%) of the company's capital stock, considered as neutral investment for the effects of the Foreign Investment Law, and they will convey economic rights and voting rights only at shareholders' meeting dealing with the matters described in article 113 (one hundred thirteen) of the General Law of Mercantile Companies".

                                 LEGAL STANDING

         The person who appears in representation of "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, verifies this in the following manner:

         I.- With document number thirty-six thousand forty, issued in this City on July twenty-five, nineteen ninety-six before Attorney Francisco Javier Gerardo Oliveros Lara, Notary Public, Head of Notary Office number seventy-five of the Federal District, registered on Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, so that with the permission of the Ministry of Foreign Relations number zero nine million twenty-five thousand one hundred one, file number nine thousand six hundred nine million twenty-four thousand three hundred twenty-two, "INNOVA", LIMITED LIABILITY COMPANY was incorporated with a DURATION of NINETY-NINE YEARS, domiciled in MEXICO CITY, FEDERAL DISTRICT, with an Admission of Foreigners Clause, capital stock of FIFTY THOUSAND PESOS, NATIONAL TENDER, and whose corporate purpose is, amount others:
a).- To promote, create, organize, exploit and participate in the capital and equity of all kinds of mercantile companies, civil companies, associations or industrial, commercial or service companies, or those of any other nature, both national and foreign, as well as to participate in their administration or liquidation. b). To acquire, negotiate, hold and sell under any title, stocks, bonds, obligations and, in general, credit instruments, securities and stock in mercantile companies, civil companies or associations of any kind, both national and foreign.

         II.- With document number forty-eight thousand nine hundred seventy, notarized by me on November eleven, nineteen ninety-six, registered under Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of this city, whereby the Minutes were notarized of the General Special Shareholders' Meeting of "INNOVA", LIMITED LIABILITY COMPANY, held in this city at nine a.m. on November one, nineteen ninety-six, in which a decision was made, among others, to COMPLETELY AMEND the CORPORATE BYLAWS.

         III.- With document number forty-nine thousand one hundred eighty-one, notarized by me on March fourteen, nineteen ninety-six, registered under Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and [sic] of this city, whereby the Minutes were notarized of the General Shareholders' Meeting of "INNOVA, LIMITED LIABILITY COMPANY, held in this city at ten a.m. on March seven, nineteen ninety-seven, in which a decision was made, among others, to INCREASE the CAPITAL STOCK to ONE HUNDRED THOUSAND PESOS, NATIONAL TENDER and to COMPLETELY AMEND the CORPORATE BYLAWS.

         IV.- With document number thirty-six thousand seven hundred eighty-four, notarized in this city on March twenty, nineteen ninety-seven by Attorney Manuel Enrique Oliveros Lara, Notary Public, head of Notary Office number one hundred of this Federal District, acting at that time as associate and in the notary ledger of Notary Office number seventy-five of this city, which is Headed by Attorney Francisco Javier Gerardo Oliveros Lara, registered on Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, whereby the Resolutions adopted out of Meeting by unanimous vote of the partners of the company named "INNOVA", LIMITED LIABILITY COMPANY were notarized, which were adopted on March ten, nineteen ninety-seven, during which the decision was made, among others, to INCREASE THE CAPITAL STOCK by FOUR HUNDRED TWO MILLION

FIVE HUNDRED THOUSAND PESOS, NATIONAL TENDER, which, added to the current capital stock of ONE HUNDRED THOUSAND PESOS, NATIONAL TENDER, sets the capital stock at FOUR HUNDRED TWO MILLION SIX HUNDRED THOUSAND PESOS, NATIONAL TENDER, and ARTICLE SIX of its CORPORATE BYLAWS was amended to this effect.

         V.- With document number fifty-one thousand seventy-six, notarized by me on December twenty-two, nineteen ninety-eight, whose first transcript was registered on Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, whereby the Resolutions adopted in the meeting with the unanimous consent of the Partners, issued in writing, for the company named "INNOVA", LIMITED LIABILITY COMPANY, dated April one, nineteen ninety-eight, was notarized, in which the decisions were made, among others, to ACCEPT TCI DTH Mexico, Inc. as company partner, as holder of one Series B dash TWO share; to AUTHORIZE Messrs. EMILIO AZCARRAGA JEAN and CHASE CAREY, each holders of one share of series A dash Two and B dash two stock, respectively, each valued at ONE HUNDRED PESOS, NATIONAL TENDER, for them to transfer to GALAVISION DTH, LIMITED LIABILITY COMPANY the first and to NEWS DTH (Mexico) Investment, Ltd. the second; to INCREASE the CAPITAL STOCK of the company by FOUR HUNDRED TWO MILLION SIX HUNDRED THOUSAND PESOS, NATIONAL TENDER which added to the FOUR HUNDRED TWO MILLION SIX HUNDRED THOUSAND PESOS, NATIONAL TENDER totals EIGHT HUNDRED FIVE MILLION TWO HUNDRED THOUSAND PESOS, NATIONAL TENDER; and to AMEND ARTICLE SIX of the CORPORATE BYLAWS regarding the capital stock.

         VI.- With document number fifty-one thousand seventy-seven, notarized by me on December twenty-two, nineteen ninety-eight, whose first transcript was registered in Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, whereby the Resolutions of the Meeting adopted with the unanimous consent of the Partners, issued in writing, of the company named "INNOVA", LIMITED LIABILITY COMPANY, were notarized, in which it was decided, among other things, to INCREASE the CAPITAL STOCK of the COMPANY of EIGHT HUNDRED FIVE MILLION TWO HUNDRED THOUSAND PESOS, NATIONAL TENDER by TWENTY-TWO MILLION FIVE HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER for the capital to total EIGHT HUNDRED TWENTY-SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER; and to AMEND ARTICLE SIX of the CORPORATE BYLAWS regarding the capital stock.

         VII.- With document number fifty-one thousand seventy-eight, notarized by me on December twenty-two, nineteen ninety-eight, whose first transcript was registered in Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, notarizing the minutes of the General Special Shareholders' Meeting of "INNOVA", LIMITED LIABILITY COMPANY, held in this city at ten a.m. on July two, nineteen ninety-eight, in which a decision was made, among others, to TRANSFORM the COMPANY into a LIMITED LIABILITY, VARIABLE CAPITAL COMPANY and to consequently COMPLETELY AMEND the CORPORATE BYLAWS. From the document in question I copy the following pertinent information. ".....-----
Moving on to deal with Point One of the Agenda, the President indicated to those present that it was appropriate to transform the Company into a Limited Liability, Variable Capital Company, in accordance with Chapter VIII of the General Law of Mercantile Companies and that, if this took place, it would be necessary to completely amend the bylaws governing the Company.

         After a broad exchange of opinions, the partners voted unanimously to adopt the following:

                                   RESOLUTIONS

         ONE.- It is decided to transform the Company from a LIMITED LIABILITY COMPANY to a LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, in accordance with Chapter VIII of the General Law of Mercantile Companies; therefore, (sic) hereinafter the Company will be named: 'INNOVA, LIMITED LIABILITY VARIABLE CAPITAL COMPANY".

         TWO.- The Corporate Bylaws of the Company are completely amended to read as follows:

                                     BYLAWS

                                    CHAPTER I

                        NAME, PURPOSE, DURATION, DOMICILE

                          NATIONALITY AND JURISDICTION

         ARTICLE ONE.- NAME.

         The name of the company is "INNOVA", which will always be followed by the words "LIMITED LIABILITY, VARIABLE CAPITAL COMPANY" or its abbreviation "S. DE R.L. DE C.V.".

         ARTICLE TWO.- CORPORATE PURPOSE.

         The purpose of the Company is:

         a).- To promote, create, organize, exploit and participate in the capital and assets of all kinds of mercantile companies, civil companies, associations or industrial, commercial or services companies or those of any other nature, both national and foreign, and to participate in their administration or liquidation;

         b).- The installation, operation and commercial exploitation of public telecommunications networks to provide all kinds of public services, including restricted television and radio, which are performed through wires, radio electricity, optic mediums, physical mediums or other electromagnetic systems, in any format technology permits and communication systems to provide the services of supply, transport and distribution of signs, images, sound or information of any nature through the systems of modulation, codification or digitalization technology permits, on the frequency bands and/or orbital positions of satellites assigned to them, except for broadcast television, all once authorization, permission or concession has been awarded by the corresponding authorities, as well as the programming of this type of network, stations and communication systems;

         c).- The acquisition, negotiation, custody and sale of any title, stock, bonds, obligations and, in general, credit instruments, securities and stock in mercantile companies, civil companies or associations of any kind, both national and foreign;

         d).- To contract or grant loans, granting or receiving the corresponding guaranties, to issue obligations with or without a specific guaranty, to accept, issue, endorse or guarantee all types of credit instruments and to grant bonds or guarantees of any type regarding the obligations undertaken or the instruments issued or accepted by third parties;

         e).- To lease, sublease, take or pledge in gratuitous loan, use, possess, acquire, buy, sell, construct, repair, sell and operate under any legal title any type of equipment, warehouse, storage facility, plants, offices, halls, establishments and other establishments necessary or appropriate for the realization of the Company's purposes, including the acquisition and sale of furniture, properties and real rights that are considered essential and are permitted by law;

         f).- To represent as agent, intermediary or mediator, commissioned party, depositary, legal representative or proxy of all kinds of businesses or national or foreign persons;

         g).- To provide and receive all kinds of services and accessories of a technical, administrative, supervisory, organizational, marketing, research, development, engineering, or legal nature and, in general, any kind of service related to the industrial or commercial activities of businesses, companies and associations, be they from the Mexican Republic or abroad.

         h).- To produce and use works susceptible of being protected by copyrights and similar right, and to acquire or transmit ownership of rights thereon and to perform any legal act in this area;

         i).- To produce, acquire, exercise, use and transmit industrial property rights;

         j).- To obtain, acquire, transmit, use, register, negotiate and grant the use or enjoyment of all kinds of permits, licenses and concessions;

         k).- To execute all acts and enter into agreements or contracts of any nature that are related to the purposes above.

         ARTICLE THREE.- DURATION.

         Except as established in article twenty-seven of these bylaws, the duration of the company is NINETY-NINE YEARS, starting from the moment the articles of incorporation are signed.

         ARTICLE FOUR.- DOMICILE.

         The domicile of the company is in MEXICO CITY, FEDERAL DISTRICT; however, the company may establish agencies, branches, offices, installations and any other departments anywhere in the Mexican Republic or abroad and submit conventional domiciles, without this being understood as changing its corporate domicile.

         ARTICLE FIVE.- NATIONALITY.

         The current or future foreign partners of this company are formally obligated with the Federal Government, through the Ministry of Foreign Relations, to be considered as nationals regarding the stock in this company they acquire or hold, as well as the goods, rights, concessions, holdings or interests they hold in this company or the rights and obligations they derive from the contracts to which the company itself is a party, with Mexican authorities, and they may not, consequently, invoke the protection of their Governments, under the penalty if they do so of losing to the Nation the stock they may have acquired.

                                   CHAPTER II

                           CAPITAL, STOCK AND PARTNERS

         ARTICLE SIX.- CAPITAL, SERIES AND CLASSES.

         The capital stock is variable. The minimum or fixed capital is the amount of EIGHT HUNDRED TWENTY-SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND PESOS, ZERO, ZERO, SLASH, ONE HUNDRED, NATIONAL TENDER, fully subscribed and paid-in. The variable capital is unlimited.

         The shares into which the capital stock is divided may be an unequal amount, but in any event they must be ONE HUNDRED PESOS, ZERO, ZERO, SLASH, ONE HUNDRED, NATIONAL TENDER or a multiple of that amount.

         The shares representing the minimum or fixed capital will be identified as Class "I" shares, and the shares representing the variable capital will be identified as Class "II" shares. The shares representing the minimum or fixed capital (Class "I") and the shares representing the variable capital (Class "II") may be divided in turn into three series with the rights and corporate obligations that are mentioned in these Bylaws, as follows:

         a. Series "A" will be composed of Sub-Series A-1 (A dash one) and A-2 (A dash 2) and will be integrated by common stock that will initially represent sixty percent of the total capital stock. Series "A" shares may only be subscribed by Mexican nationals and, therefore, the Company will not admit foreign investors as partners holding series "A" shares;

         b. Series "B" will be composed of Sub-Series B-1 (B dash one) and B-2 (B dash 2) and will be integrated by common stock that will initially represent forty percent of the total capital stock. Series "B" shares will be freely subscribed, therefore they may be acquired by Mexican investors and by foreign individuals and companies or by the persons, companies or entities included in Article Two, Section III, of the Foreign Investment Law.

                                   CHAPTER IV

                             SHAREHOLDERS' MEETINGS

         ARTICLE FOURTEEN.

         Shareholders will be entitled to participate in the Shareholders' Meeting, whether personally or through a representative legally verified by a simple power of attorney signed by two witnesses. The Shareholders' Meeting is the Supreme Body of the Company, and its resolutions will be binding for all shareholders, including those who are absent or dissenting. In any event, Shareholders who are absent or dissenting will enjoy the rights granted to them under articles thirty-eight and forty-two, in terms of Article eighty-six of the General Law of Mercantile Companies.

         ARTICLE FIFTEEN.

         The following matters are exclusively reserved for decision by the Shareholders' Meeting, in the terms set forth in these Bylaws:

         a.- To discuss, approve, modify or reject the financial statements prepared at the close of each fiscal year, pursuant to Article twenty-four of these corporate bylaws, and to adopt as a result the resolutions to this regard.

         b.- To determine to decree or pay any dividends or distribution of cash, assets or any other property.

         c.- To make appointments to and removals from the Board of Directors, pursuant to Article sixteen of these bylaws, as well as to make appointments to and removals from the Executive Committee of the Board of Directors, indicating their powers and obligations.

         d.- To decide on the division and amortization of the corporate stock pursuant to these bylaws.

         e.- To require shareholders, if applicable, to make supplementary contributions and additional considerations that are not contemplated in the annual approved budget or business plan.

         f.- To issue certificates, bonds, subscription rights, purchase options or any other instrument or security that is negotiable, exercisable or convertible into Company stock.

         g.- To consent to ceding corporate stock and to admitting new partners, pursuant to Article eighteen of these bylaws.

         h.- To modify the corporate contract.

         i.- To decide on capital increases and decreases or the sale of corporate stock in the Company, except as contemplated on in each case in these bylaws or in any Annual Budget or Business Plan.

         j.- To decide on the company's dissolution, as established in Article twenty-seven.

         k.- To appoint the Company's liquidators, pursuant to Article twenty-eight of these Bylaws.

         l.- To issue any bonds.

         m.- To decide on the transformation, merger or elimination of the company.

         ARTICLE SIXTEEN.

         Regarding Shareholders' Meetings, the following rules will be observed:

         a).- Unless otherwise established in these corporate bylaws, the Shareholders' Meetings may be held at any time.

         b).- Shareholders will meet in a Meeting at least once per year within the first four months following the close of the Company's fiscal year.

         c).- All Shareholders' Meetings will be held at the company's domicile, unless due to an act of God of force majeure.

         d).- Notifications of meetings will be issued by any member of the Board of Directors or in accordance with the provisions of articles eighty-one and eighty-two of the General Law of Mercantile Companies.

         e).- A notification of a meeting will at least contain the date, time, place and Agenda for the Meeting and will be signed by the member of the Board of Directors who is issuing the notice.

         f).- Unless otherwise established in section g) herein under, the notification of the shareholders' meeting will be given at least fifteen calendar days prior to the meeting date by personal delivery or telex or fax, delivered by messenger or any other mean ensuring receipt thereof at the last domicile or telex or fax number that said persons have notified the Company's Board of Directors of in writing. It is understood that the shareholder having domiciles abroad may send to the Board of Directors a second domicile or telex or fax number in the Mexican Republic to which a copy of the notice will be sent.

         g).- Any Shareholders' Meeting may be held without the need for prior notice if the shareholders holding all corporate stock with voting rights are present or represented in said Meeting at the time of voting;

         h).- Unless there is an express judicial order to the contrary, only those individuals or companies whose names are registered in the special book of shareholders will be recognized as holders of the company's corporate stock in order to attend any Shareholders' Meeting, and said registration will be sufficient to admit said persons to the Meeting.

         i).- The Chairman of the Board of Directors will preside over all shareholders' meetings. Likewise, the Secretary of the Board of Directors will act as Secretary at all shareholders' meeting. In absence of the Chairman and the Secretary of the Board of Directors, they will be replaced by any Alternate Board Member designated by the same series he is designed by. In absence thereof, by the person or persons who, by a simple majority of votes, are appointed by the shareholders present or represented in the meeting.

         j).- The person presiding over a Shareholders' Meeting will name one or more scrutineers to whom it will entrust the counting of the corporate stock and the proportion that each has in the corporate stock, as well as the number of votes that each shareholder is entitled to cast.

         k).- For there to be quorum at a Shareholders' Meeting held by virtue of a first notice, the majority of the capital stock subscribed and paid-in must be present or represented, but in any event, the holders of corporate Sub-Series A dash one stock and the holders of the corporate Sub-Series B dash one stock must be present or represented in that majority.

         In a second or subsequent notice for the same meeting, quorum will be established and the meeting will be duly held if the majority of the corporate stock issued representing the capital stock is present or represented. In no case may a resolution be adopted regarding any of the matters described in Article fifteen of these bylaws without a favorable vote from all holders of corporate Sub-Series A dash one and Sub-Series B dash one stock.

         l).- Once it has been verified that there is the required quorum, the chair of the meeting will declare the meeting legally held. Additional matters may be added to the Agenda for a meeting only if approved by the holders of one hundred percent of the corporate stock fully subscribed and paid-in of the capital stock.

         m).- Shareholders will be entitled to cast one vote for each ONE HUNDRED PESOS, ZERO ZERO SLASH ONE HUNDRED, NATIONAL TENDER, paid covering their stock in any Shareholders' Meeting or in any Shareholders' resolution in which a meeting is not required.

         n).- Unless otherwise stated in these bylaws, the resolutions of Shareholders' Meetings that are legally established will be valid when they are adopted by the majority of votes of the shareholders present or represented. Any resolution relative to the matters included in Article fifteen of these bylaws will be valid only if it is adopted by the favorable vote of all shareholders of capital Sub-Series A dash one and Sub-Series B dash one stock.

         o).- Any resolution on any of the matters referred to in article fifteen of these bylaws, as well as any other matter that corresponds thereto by the Shareholders' Meeting Law, adopted by the unanimous vote of the shareholders out of Meeting will be valid and will have the same force and legal effect as a resolution adopted in a Shareholders' Meeting, which will be subject to written confirmation from the Shareholders. The proponent of a resolution that would otherwise require a

Shareholders' Meeting to be held will send in writing the text of the proposed resolution to each of the shareholders for their approval. Said text must be submitted to each shareholder under the same terms established for notices for Shareholders' Meetings. The document containing the written confirmation of each shareholder must be sent to the Chairman or Secretary of the Company's Board of Directors, who will transcribe the respective resolutions in the corresponding minutes book and will certify that said resolutions were adopted in accordance with this Article sixteen. If the Company does not receive the written vote from a member within the thirty calendar days following the delivery or sending of said text, it will be considered that he voted against the proposed resolution. All costs for sending the text of the proposed resolutions and for the voting of the shareholders will be borne by the Company. In all cases, the provisions of Article eighty-two, paragraph two, of the General Law of Mercantile Companies will be applied.

         p).- The minutes of each shareholders' meeting and of each resolution the shareholders adopt that does not require a meeting will be prepared, and they will be duly transcribed in the minutes book, which will be signed at least by the Chairman and the Secretary of the meeting or by the Board of Directors. If for any reason a duly notified shareholders' meeting is not held, this fact and the reason why it was not held will be noted in the book of minutes.--......."

         VIII.-With document number fifty-one thousand seventy-nine, notarized by me on December twenty-two, nineteen ninety-eight, whose first transcript was registered on Mercantile Folio number two hundred thirteen thousand two hundred twenty-three of the Public Register of Property and Commerce of the Federal District, notarizing the General Shareholders' Meeting of "INNOVA, LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, held in this city at nine a.m. on July sixteen nineteen ninety-eight, wherein a decision was made, among others, to AUTHORIZE the ISSUANCE of Class "II" CAPITAL STOCK, representing the VARIABLE CAPITAL of the company, in the amount of FIVE BILLION ONE HUNDRED SEVENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER, which when added to the minimum or fixed capital of EIGHT HUNDRED TWENTY-SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER totals the sum of SIX BILLION PESOS, NATIONAL TENDER.- The issuance of Class "II" capital stock mentioned above was for the amount of FIVE BILLION ONE HUNDRED SEVENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER and was deposited in the Treasury of the Company to be placed into circulation on the dates and for the amounts that the Board of Directors deems appropriate and so each time the needs of the business so require they may be offered by the Board of Directors to be subscribed and paid-in.

         IX.- With document number fifty-five thousand nine hundred sixty-six, notarized by me on July twenty-two, two thousand two, pending registration in the Public Register of Property and Commerce of the Federal District since it was extended so recently, notarizing the minutes of the Meeting of the Board of Directors of "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, held in this City at nine a.m. on December fourteen, nineteen ninety-nine, wherein a decision was made, among others, to RECOGNIZE THE SUBSCRIPTION AND CASH PAYMENT made on the mentioned meeting date by the shareholders in the total amount of TWO HUNDRED SIXTEEN MILLION FOUR HUNDRED SEVEN THOUSAND PESOS,

NATIONAL TENDER, of the FIVE BILLION ONE HUNDRED SEVENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER that was agreed upon to constitute the variable portion of the capital stock by the Shareholders' Meeting of July sixteen, nineteen ninety-eight, still pending the subscription and paying-in of the amount of FOUR BILLION SEVEN HUNDRED TEN MILLION FOUR HUNDRED EIGHTY-FOUR THOUSAND FIVE HUNDRED PESOS, NATIONAL TENDER of the Variable Capital.- As a result of the subscription and cash payment mentioned above, the variable portion of the capital stock totals FOUR HUNDRED SIXTY-ONE MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND FIVE HUNDRED PESOS, NATIONAL TENDER, which when added to the minimum or fixed capital of EIGHT HUNDRED TWENTY-SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND PESOS, NATIONAL TENDER, the total capital stock is set at ONE BILLION TWO HUNDRED EIGHTY-NINE MILLION FIVE HUNDRED FIFTEEN THOUSAND FIVE HUNDRED PESOS, NATIONAL TENDER.

         X.- With the resolution that has been notarized.

         The person who appears states, under oath to state the truth, that her client has the legal standing and that the powers she enjoys have not been revoked or limited in any way whatsoever, that the information in the resolution being notarized is true, that the signature appearing at the foot of the resolution being notarized are authentic and belong to the persons to whom they are attributed, and that the provisions of the Foreign Investment Law and its Bylaw have been respected.

         FOR HER GENERAL INFORMATION.- The person who appears stated to be a Mexican national by birth, as her parents, a nationality she still has, a native of this City where she was born July thirty, nineteen fifty-seven, married, and Executive, domiciled on Avenida Vasco de Quiroga number two thousand, Building A, third floor, Colonia Zedec Santa Fe, Alvaro Obregon Delegation, Zip Code zero one thousand two hundred ten in this Federal District.

         I THE NOTARY ATTEST: I.- That I know the person who appears and that in my opinion she has the legal standing to contract and bind herself since nothing would suggest to me otherwise; II.- That the information stated and inserted coincides faithfully to the original documents I had at sight and to which I refer; III.- That I have no indication whatsoever of the falsity of the document I am notarizing; IV.- That I informed the person who appears of the right she has to personally read the document and that its contents be explained to her by the undersigned notary; V.- That I ILLUSTRATED, READ AND EXPLAINED this document to the person who appears, who, understanding the value, consequences and legal scopes of its content, stated her agreement and full understanding thereof, signing it for the record on the twenty-first day of the month it was extended.- Following I DEFINITIVELY AUTHORIZE this document since all legal requirements have been met.

         MRS. MARIA AZUCENA DOMINGUEZ COBIAN.- (SIGNED).

         ATTORNEY RAFAEL MANUEL OLIVEROS LARA.- (SIGNED).

         SEAL OF AUTHORIZATION.

                 "ARTICLE TWO THOUSAND FIVE HUNDRED FIFTY-FOUR"

         In all general powers of Attorney for Litigation and Collections, it will suffice that it be stated that it is granted with all general powers and the special ones requiring a special clause in accordance with the Law for it to be understood as granted without any limitation whatsoever.

         In general powers of attorney for administration of goods, it will suffice that it be stated that it is granted with that feature for the proxy to have all kinds of administrative powers.

         In all general powers of attorney for acts of dominion, it will suffice that they be given with this character for the representative to have all powers of ownership, both relative to the goods and to all kinds of procedures in order to defend them.

         When the powers of the representatives are desired to be limited in the three cases mentioned above, the limitations will be consigned or the powers will be special.

         Notaries will insert this article into the transcripts of the powers of attorney they issue.

THIS IS THE THIRD TRANSCRIPT I ISSUE OF ITS ORIGINAL FOR "INNOVA", LIMITED LIABILITY, VARIABLE CAPITAL COMPANY, IN ORDER TO RECORD THE NOTARIZATION OF THE RESOLUTION TAKEN OUTSIDE OF A MEETING BY THE SHAREHOLDERS' OF THE COMPANY CITED ABOVE THAT IS CONTAINED HEREIN.- IT CONSISTS OF THIRTEEN COMPARED AND CORRECTED PAGES OF TEXT, PURSUANT TO THE LAW.- IN MEXICO CITY, ON AUGUST TWENTY-ONE, TWO THOUSAND TWO.- I ATTEST.

DOCUMENT No. 56,041

BOOK No. 1,155

[notary seal]

[signature]

                             NOTARIZED CERTIFICATION

IN THE CITY OF MEXICO, on the second of September 2002, I, LICENTIATE RAFAEL MANUEL OLIVEROS LARA, Notary Public, Holder of Notary No. Forty-Five of this City, CERTIFY that the documents copied above and forming a part of this document drafted in my presence on the twenty-second day of July 2002 are on record in document No. 56,041. This document is issued in twelve pages. I swear to that effect in a complementary note to the document in question. I SO SWEAR.

     [LIC. RAFAEL MANUEL OLIVEROS LARA NOTARY PUBLIC SEAL]

                                                   [signature]
                                                LIC. RAFAEL MANUEL OLIVEROS LARA
                                                         NOTARY PUBLIC No. 45
                                                              OF THE D.F.